Exhibit 12 (b)

                             BNP U.S. FUNDING L.L.C.
                Computation of ratio of earnings to fixed charges
                 and preferred securities dividend requirements
                          (in thousands, except ratios)



                                                         Nine-month period ended
                                                            September 30, 2002
                                                         -----------------------
Net Income                                                       $25,730
                                                              ----------
Fixed Charges
         Trustee Fees                                                100
         Audit Fees                                                   15
         Administrative and Consulting Fees                        1,073
                                                              ----------

Total Fixed Charges                                                1,188
                                                              ----------
Earnings before fixed charges                                    $26,918
                                                              ==========

Fixed charges, as above                                          $ 1,188
                                                              ==========
Preferred securities dividend                                     19,345
                                                              ----------
Fixed charges including preferred securities dividends            20,533
                                                              ==========
Ratio of earnings to fixed charges and preferred securities         1.31
                                                              ==========